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Exhibit 23.2    Consent of PricewaterhouseCoopers LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Provident Bankshares Corporation of our report dated January 16, 2002 relating to the financial statements, which appears in the Annual Report on Form 10-K.




/s/PricewaterhouseCoopers LLP


Baltimore, Maryland
June 13, 2003